EXHIBIT 23.1.1

               CONSENT OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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      We consent to the reference to this firm under the heading "Risk
Factors--Future State Legislative Action May Invalidate the Transition Bonds or Their Underlying Assets" in the Prospectus included in the Registration Statement.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP